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                                                 Exhibit 10(xiv)(i)




                                                 February 25, 1993


Jon G. Hettinger
Borden, Inc.
180  East Broad Street
Columbus, Ohio

Dear Jon:

This letter will confirm our discussions concerning your decision to resign your positions with the Company, by mutual agreement. It will also serve to cover various related matters so there will be no future confusion regarding them.

1. The time between now and May 31, 1993, will serve as a notice period during which you will either take vacation or perform special assignments as requested. Commencing June 1, 1993, through May 31, 1994, you will be an employee on limited service, but will accrue no vacation rights during that
     period.   During this notice and limited service period, you
     will receive your regular salary of $15,416.67 semi-monthly (less normal deductions). Should you, prior to June 1, 1994, accept other employment or embark upon a business venture as a principal, your employment status with the Company will
     cease at that time but,    subject to your obligations under
     paragraph 13 below, the payments under this paragraph 1 shall continue.

     In the event that by June 1, 1994, you have not secured other employment or embarked upon a business venture as a principal, your salary and status as a limited employee will be continued until the earlier of (a) your commencement of employment; (b) your commencement of a business venture as a principal; or (c) September 1, 1994.

2. Effective immediately, you will resign your position as an officer and Executive Vice president of Borden, Inc. by signing the attached resignation letter.






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                                                                               2
Jon G. Mettinger
February 25, 1993


3. You understand that you will not participate in the annual Management Incentive plan, the 1992-94 long-term cycle or the 1993-1995 cycle. However, the stock options which you now hold will continue to be in effect until the date payments cease under paragraph 1 above, or until such earlier time as you are employed by another company.

4. The Company will extend your Core benefits until August 31, 1993, i.e., country club dues and luncheon club dues (but not expenses for non-Borden related items), and financial
     counseling and  home/auto  insurance  reimbursement.    Your
     parking privileges, medical accumulation and survivor income capital account will continue through May 31, 1993. Your umbrella insurance benefit will continue through December 31, 1993. You will assume responsibility for your car phone expenses at the beginning of its next billing cycle.

5. Your other regular employee benefits (medical, life, pension and savings plan) will continue until the earlier of the date payments cease under paragraph 1 above , or the date on which you commence other employment or commence a business venture as a principal. However, you will not be eligible for salary continuance, long-term or short-term disability after May 31, 1993.

6. As special consideration to assist you in locating a new position, and to defray the expenses you will incur for office, telephone and secretarial assistance, the Company will pay you a lump sum amount of $12,000, as soon as practicable. In addition, you will be permitted $10,000 for personal travel expenses or outplacement counseling in connection with a job
     search.   Requests for reimbursement for these latter items
     should be submitted on a regular expense form with accompanying receipts.

     You presently have Company computer equipment in your home. If the present value of that equipment is less than $4,000, you will retain it. If the value exceeds $4,000, the Company will provide you with computer equipment up to that value. You will promptly return to the Company all of its books, records, files, equipment or other property now in your possession.






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Jon G. Hettinger                                                 3
February 25, 1993


7. You will transfer to the Company the equity in your golf memberships at the Muirfield Golf Club and the New Albany Country Club as soon as practicable, but no later than August 31, 1993. You will transfer the equity in your membership in The Golf Club as of October 1, 1994, or, if you prefer, pay to the Company its value as of that time.

8. In the event you decide to embark upon a business venture as a principal, the Company will, upon your request, pay all of the monies due you under paragraph 1 above, less $100,000, in a lump sum. The balance of $100,000 will be paid to you on May 31, 1994, or earlier if mutually agreed.

9.   Under the Management Incentive Plan, you may have elected to
     defer incentive awards.    Deferred awards under the Plan, if
     any, will be paid to you consistent with the provisions of the Plan upon the completion of your limited service.

10. You acknowledge executing a Security and Invention Agreement on May 2, 1973 (copy attached), and you agree to comply with the terms and conditions of that Agreement

11. Because of the unusual arrangement being provided to you, we will expect and you agree, that you will conduct yourself in a manner which does not disparage Borden, Inc., its employees, officers, subsidiaries, and affiliates, and which is not contrary to the best interest of these organizations. The Company, through its Core Management and officers, will not disparage you. This obligation will not be construed to prohibit the Company from making truthful statements about its business; nor shall it prohibit you from making truthful statements responsive to any statements made by the Company.

12. You agree to be available, as reasonably necessary and upon reasonable notice, with no expense to yourself (expenses
     include transportation,    meals and lodging) for legal
     proceedings, whether administrative, civil, or criminal, if any, which are already pending or which may arise in the future with respect to events which occurred during your employment with Borden, Inc. You further agree to assist and cooperate with Borden, Inc. in any such proceedings.






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                                                                4
Jon G. Hettinger
February 25, 1993


13. As a former Executive Vice President and officer of Borden, Inc., your knowledge of our customers, markets and plans in all facets of the business is extensive and a valuable asset. Accordingly, you agree that until August 31, 1994, you Will not engage, without prior written consent of the Chief Executive Officer (not to be unreasonably withheld), directly or indirectly on your own account, or as agent, employee, partner, major stockholder or otherwise, in any of the following activities with respect to any product or service
     sold  by  Borden,   Inc.,  its  subsidiaries  or  affiliates
     (hereinafter "the Company") in any unit in which you were employed or for which you had any responsibility during the past two (2) years, or any product or service similar to, competitive with, or intended to compete with any product or service:

     a)   Sell, manufacture, distribute or solicit
          orders for any such product or service in any
          geographical   area   for  which  you   were
          responsible as a representative of the Company at any time during the two (2) years preceding this agreement or engage in any such activities in any other area where they result in or involve the shipment or delivery of such product to, or performance of such service in, any geographical area in which you acted as an employee of the Company at any time during such two (2) year period.

     b) In any geographical area, solicit, sell or contact with a view to selling, any such product or service, any person, firm or corporation from whom you solicited any order directly or indirectly or otherwise dealt with on behalf of the Company at any time during the two (2) year period set forth above.

14. This agreement is personal and not assignable by you. In the event of your death during the term hereof, this agreement shall terminate as of the last day of the month during which your death occurred and your designated beneficiary, which may be a trust, or if none is so designated, your estate will be paid all monies due up through the month of your death, and, in addition, the balance of any of the pay due as noted in paragraph 1 above. If that death occurs while you are still in an "employee" staus, your widow would be entitled to the benefits applicable to widows under the benefit plans in which you are participating at the time of your death.






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Jon G. Hettinger                                                 5
February 25, 1993


15. In the event of a material breach of your obligation not to compete under this agreement you understand and agree to pay to Borden, Inc., any monies received under this agreement up to $400,000, and acknowledge that no further sums would be due hereunder. This remedy is in addition to any remedy Borden, Inc. has to specifically enforce your agreement and is not to be construed as a limitation on its right to recover any greater amount of damage Borden can prove.

16. We agree that this agreement and its attachments supersedes any and all other agreements relating to your employment with the Company including, but not limited to, your Core Arrangement, Team Agreement and Supplemental Benefits Agreement. This agreement shall be governed by the laws of the State of Ohio and shall inure to the benefit of the successors and assigns of Borden, Inc. Any provision of the agreement deemed by a court to be too broad to be legally enforced shall be modified but only to the extent required to be so legally enforceable.

17. In consideration of these foregoing benefits provided to you, you hereby release and discharge Borden, Inc., its subsidiaries and affiliates, their officers, employees and agents from any and all current liabilities, claims for money, employment, re-employment, reinstatement and for any and all causes of action whatsoever which you may now have against them including those arising out of your employment, the termination thereof, or discrimination based on age, disability, race, sex or other reasons, except any vested pension rights which you may have acquired or as specifically noted herein; provided, however, that this release shall not be construed to prevent you from pursuing any rights you may have under the terms of any employee benefit plan to which you are a party and under ERISA; any rights you have to COBRA benefits; any rights you have to unemployment compensation; and any rights you have to enforce the terms of this letter.

18. You affirm that you are entering into this agreement and release voluntarily in order to receive payments and other benefits described above. You understand that the Company would not make these payments or extend these benefits to you without your voluntary consent to this agreement.

19. In making your decision, you recognize that you have the right to seek advice and counsel from others, including that of an attorney if you so choose. You acknowledge that you have 21 days within which to consider this offer.






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                                                                 6
Jon G. Hettinger
February 25, 1993


20. You have seven calendar days from the date you sign this Agreement to cancel it in writing. You also understand that this Agreement will not bind you or the Company until after the seven-day period you have to cancel. No payments will be made under this Agreement until it becomes binding. You maY cancsl this Agreement by signing the cancellation notice below (or by any other written signed notice) and delivering it to Borden, Inc. within seven days of your signing this Agreement.

I believe that this completely and accurately describes our understanding and ask that you indicate your agreement by signing the original of this letter and returning it to me. I wish you every success in your future endeavors.

                               For:  Borden, Inc.


                             By: ______________________
                                 A. S. D'Amato

Attachment

READ, UNDERSTOOD AND AGREED:


___________________________                  ________________
Jon G. Hettinger                                 DATE


                        CANCELLATION NOTICE

          (To cancel this Agreement, sign below and deliver this copy of the Agreement to the Company within seven (7) days of the date you signed the Agreement.)

          I hereby cancel this Agreement.

          ____________     _______________________
          (Date)                   (Signature).